Exhibit 99.4

EXECUTION VERSION

STOCKHOLDER TENDER AND SUPPORT AGREEMENT

STOCKHOLDER TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of May 24, 2011, is by and among CPK Holdings Inc., a Delaware corporation (“Parent”), CPK Merger Sub Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent (“Sub”), California Pizza Kitchen, Inc., a Delaware corporation (the “Company”), Richard L. Rosenfield (“Stockholder”) and certain trusts established by Stockholder and/or his spouse identified on the signature page hereto (the “Trusts”). The Company shall only be a party to this Agreement for purposes of Section 4(d)-(g) and Section 13 of this Agreement and the Trusts shall only be a party to this Agreement for purposes of Sections 3, 4, 5, 6 and 13 of this Agreement.

WHEREAS, Stockholder and the Trusts are, as of the date hereof, the record and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of Common Stock, par value $0.01 (the “Company Common Stock”) of the Company, set forth opposite the name of Stockholder and each Trust on Schedule I hereto (together with any shares of Company Common Stock and other Equity Interests of the Company which Stockholder or the Trusts may acquire at any time in the future during the term of this Agreement, including pursuant to any exercise of Company Stock Options, the “Shares”);

WHEREAS, concurrently with or immediately after the execution of this Agreement, Parent, Sub, and the Company will enter into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached hereto as Exhibit A and as may be amended from time to time (the “Merger Agreement”), which provides, among other things, for Sub to commence a tender offer for all of the outstanding shares of Company Common Stock (the “Offer”) and, regardless of whether the Offer is consummated, the merger of Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder and the Trusts have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent and Sub as follows:

(a) Stockholder and the Trusts (i) are the record and/or beneficial owner of the shares of Company Common Stock set forth opposite Stockholder’s and each Trust’s name, respectively, on Schedule I to this Agreement and (ii) except as set forth in Schedule I to this

Agreement, none of the Stockholder or the Trusts hold or has any beneficial ownership interest in any other shares of Company Common Stock or any other Equity Interest in the Company.

(b) Each of the Stockholder and the Trusts has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(c) This Agreement has been duly executed and delivered by each of the Stockholder and the Trusts and, assuming this Agreement constitutes a legally valid and binding obligation of Parent and Sub, this Agreement constitutes a legal, valid and binding obligation of Stockholder and the Trusts, enforceable against Stockholder and the Trusts in accordance with its terms, subject to the Enforceability Exception.

(d) If Stockholder is a married individual and the Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legally valid and binding obligation of Stockholder, this Agreement has been duly executed and delivered by Stockholder’s spouse and, assuming this Agreement is a legally valid and binding obligation of Parent and Sub, constitutes a legally valid and binding obligation of the Stockholder’s spouse, enforceable against such spouse in accordance with its terms, subject to the Enforceability Exception.

(e) Neither the execution and delivery of this Agreement nor the consummation by Stockholder and the Trusts of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Stockholder or any of the Trusts is a party or by which Stockholder, the Trusts or Stockholder’s or the Trusts’ assets are bound. The consummation by Stockholder and the Trusts of the transactions contemplated hereby will not (i) violate any provision of any Order applicable to Stockholder or any of the Trusts or (ii) require any consent, approval, or notice under any Law applicable to Stockholder or the Trusts other than (x) as required under the Exchange Act and the rules and regulations promulgated thereunder and/or (y) where the failure to obtain such consents or approvals or to make such notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Stockholder or any of the Trusts of any of its obligations under this Agreement.

(f) The Shares and the certificates, if any, representing the Shares owned by Stockholder and the Trusts are now, and at all times during the term hereof will be, held by Stockholder or the applicable Trust, by a nominee or custodian for the benefit of Stockholder or the applicable Trust or by the Paying Agent for the Offer, free and clear of all Liens, claims, proxies, voting trusts or agreements, options, rights (other than community property interests), understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Shares (collectively, “Encumbrances”), except for (i) any such Encumbrances arising hereunder, (ii) any applicable restrictions on transfer under the state or federal securities Laws, (iii) any applicable restrictions on transfer that shall be waived or removed by the Company prior to the Acceptance Time and (iv) any rights, agreements, understandings or arrangements that represent solely a financial interest in cash received upon sale of the Shares (collectively, “Permitted Encumbrances”).

(g) Stockholder or the Trusts have full voting power, with respect to the Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares and except for Permitted Encumbrances (none of which will prevent Stockholder or the Trusts from complying with the terms of this Agreement).

(h) There is no Action, investigation or proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder or the Trusts at Law or equity before or by any Governmental Authority that could reasonably be expected to impair or materially delay the performance by Stockholder or the Trusts of their respective obligations under this Agreement.

(i) Stockholder has received and reviewed a copy of the Merger Agreement. Stockholder understands and acknowledges that Parent and Sub are entering into the Merger Agreement in reliance upon the Stockholder’s and each of the Trust’s execution, delivery and performance of this Agreement.

(j) No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Stockholder or any of the Trusts in its capacity as such.

SECTION 2. Representations and Warranties of Parent and Sub. Each of Parent and Sub hereby, jointly and severally, represents and warrants to Stockholder as follows:

(a) Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

(b) This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of Parent and Sub, and constitute the legally valid and binding obligations of each of Parent and Sub, enforceable against each of them in accordance with their terms, subject to the Enforceability Exception.

(c) Neither the execution and delivery of this Agreement or the Merger Agreement by each of Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby or thereby will result in a violation of, or a default under, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which either Parent or Sub is a party or by which either Parent or Sub or their respective assets are bound. The consummation by Parent and Sub of the transactions contemplated by this Agreement or the Merger Agreement will not (i) violate any provision of any Order applicable to Parent or Sub, (ii) conflict with or violate the organizational documents binding upon Parent or Sub, or (iii) require any consent, approval or notice under any Law applicable to either Parent or Sub, other than (x) applicable requirements, if any, of (A) the Exchange Act, including, without limitation, the filing with the SEC of the Schedule TO, (B) state securities or “blue sky” Laws,

(C) the DGCL to file the Certificate of Merger or other appropriate documentation and (D) Nasdaq, (y) those required by the HSR Act or applicable Foreign Merger Control Laws, and (z) where the failure to obtain such consents or approvals or to make such notifications, would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Sub of any of their obligations under this Agreement and the Merger Agreement.

SECTION 3. Tender of the Shares.

(a) Stockholder and each Trust hereby agree that, unless the Offer is earlier terminated or withdrawn by Sub, they shall duly tender (and deliver any certificates evidencing) the Shares beneficially held by them, or cause their respective Shares to be duly tendered, into the Offer promptly following, and in any event no later than the tenth (10th) Business Day following Stockholder’s receipt of the Offer Documents, in accordance with the procedures set forth in the Offer Documents, free and clear of all Encumbrances (other than Permitted Encumbrances); provided that Parent and Sub agree that Stockholder and each Trust may withdraw its Shares from the Offer at any time following (x) the date that the Offer is terminated, withdrawn or expired or (y) the termination of this Agreement or the Merger Agreement or as otherwise provided pursuant to Section 9 hereof or (z) there has been and remains in effect a Company Adverse Recommendation Change.

(b) Each of Stockholder and each of the Trusts agrees that once the Shares are tendered into the Offer, Stockholder and the Trusts will not withdraw any Shares from the Offer unless and until (x) the date that the Offer is terminated, withdrawn or expired or (y) the termination of this Agreement or the Merger Agreement or as otherwise provided pursuant to Section 9 hereof or (z) there has been and remains in effect a Company Adverse Recommendation Change.

(c) Each of Stockholder and each of the Trusts hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that Stockholder or such Trust may have, and (ii) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Sub, the Company or any of their respective successors (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement.

(d) If the Offer is terminated or withdrawn by Sub, or the Merger Agreement or this Agreement is terminated prior to the purchase of the Shares in the Offer, or there shall occur and remain in effect a Company Adverse Recommendation Change, Parent and Sub shall promptly (and in any event no later than the third (3rd) Business Day) return, and shall cause any depository or paying agent acting on behalf of Parent and Sub, to return all tendered Shares to the Stockholder or the applicable Trust, as the case may be.

SECTION 4. Transfer of the Shares; Other Actions.

(a) Prior to the termination of this Agreement, except as otherwise expressly provided herein (including pursuant to Section 3, this Section 4 or Section 5) or in the Merger Agreement,

each of the Stockholder and each Trust shall not: (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, create or suffer to exist any Encumbrances (other than Permitted Encumbrances) on or consent to any of the foregoing (“Transfer”), any or all of such Person’s Company Stock Options or Shares, or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding other than a Permitted Encumbrance (provided such Permitted Encumbrance shall not prevent such Person from complying with the terms of this Agreement) with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares with respect to any matter that is, or that is reasonably likely to be exercised in a manner, inconsistent with the transactions contemplated by the Merger Agreement or the provisions thereof; (iv) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares; or (v) knowingly, directly or indirectly, take or cause the taking of any other action that would restrict, limit or interfere with the performance of such Person’s obligations hereunder or the transactions contemplated hereby, excluding any bankruptcy filing. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Shares shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Upon the request of any of Parent, Sub or the Company, Stockholder shall surrender or cause to be surrendered to the Company any stock certificates representing the Shares for imposition of a legend referencing these restrictions on transfer in accordance with Section 202(a) of the DGCL.

(b) Each of Stockholder and each Trust agrees that it shall not become a member of a “group” (as that term is used in Section 13(d) of the Securities Exchange Act) with respect to any shares of Company Common Stock, Company Stock Options, Company Restricted Stock or any other voting securities of the Company for the purpose of opposing or competing with or knowingly taking any actions inconsistent with the transactions contemplated by the Merger Agreement, provided, however, this Section 4(b) shall not apply if (i) the Merger Agreement shall have been terminated in accordance with its terms or (ii) this Agreement shall have been terminated in accordance with Section 9. For the avoidance of doubt, Stockholder and the Trusts shall not engage in discussions or negotiations regarding a potential rollover of shares of Company Common Stock and/or Company Equity Awards with or into any Person, or otherwise acquiring ownership of such Person, its Affiliates or the Company in connection with any Acquisition Proposal (other than with respect to equity incentive compensation in connection with the future employment of Stockholder).

(c) Notwithstanding the foregoing, Stockholder and the Trusts may make (i) Transfers of Shares by will or by operation of law or other Transfers to immediate family members, trusts for the benefit of Stockholder or any immediate family member of Stockholder or other Transfers for estate planning purposes, or upon the death of Stockholder, in which case any such transferee shall agree in writing to be bound by this Agreement prior to the consummation of any such Transfer, and (ii) with respect to Stockholder’s Company Stock Options which expire on or prior to the Outside Date and Company Restricted Stock that vests on or prior to the Outside Date, Transfers of Shares to the Company (I) in payment of the exercise price applicable to each such Company Stock Option (II) in order to satisfy required withholding taxes applicable upon the exercise of such Company Stock Options or the vesting of such Company Restricted Stock, and (iii) other Transfers of Shares as Parent may otherwise agree in writing in its sole discretion.

(d) If and only if the Acceptance Time occurs, then, upon and subject to the occurrence of the Wire Initiation, Stockholder elects to exercise his Company Stock Options in a cashless exercise (without shares of Company Common Stock being sold into the public market in connection therewith) such that the Stockholder will be entitled to receive immediately after the Wire Initiation in full satisfaction of the Company’s obligations with respect to the Company Stock Options the number of shares of Company Common Stock equal to the aggregate number of shares of Company Common Stock underlying the Company Stock Options, less the number of shares of Company Common Stock (with each such share valued at the Offer Price) withheld by the Company (i) in payment of the exercise price of the Company Stock Options and (ii) in order to satisfy all required withholding taxes due on account of the exercise of the Company Stock Options (the net shares so delivered, the “Option Shares”). The Company covenants that it shall issue, or cause to be issued, in book-entry form, shares representing the Option Shares in the name of the Stockholder as soon as reasonably practicable after the Wire Initiation in full satisfaction of the Company’s obligations under the Company Stock Options.

(e) The Company covenants that as soon as reasonably practicable after the Acceptance Time and the Wire Initiation the Company shall issue, or cause to be issued, in book-entry form in the name of the Stockholder representing the aggregate number of shares of Company Common Stock subject to any award of Company Restricted Stock held by the Stockholder immediately prior to the Wire Initiation, less the number of shares of Company Common Stock (with each such share valued at the Offer Price for this purpose) withheld by the Company in order to satisfy all required withholding taxes due on account of the vesting of the Company Restricted Stock (the net shares so delivered, the “RS Shares”).

(f) The Stockholder hereby irrevocably directs the Company, on his behalf, to transfer the shares issued pursuant to Sections 4(d) and (e) with respect to the Option Shares and the RS Shares to Sub as soon as reasonably practicable after the Wire Initiation against, and conditioned upon, the concurrent payment of the Offer Price as provided in Section 4(g) below, and the Company covenants to cause its transfer agent to record such transfer to Sub in the Company’s stock book. Each of Parent and Stockholder agrees to provide the Company with such information as reasonably requested by the Company or the Company’s transfer agent in connection with the transfer contemplated by this Section 4(f).

(g) Concurrently with the transfer contemplated by Section 4(f), and as a condition precedent to the effectiveness of such Transfer, Sub shall pay to Stockholder an amount equal to the Offer Price per share for the Option Shares and RS Shares by wire transfer of immediately available funds to an account that Stockholder will designate in writing to Parent within ten (10) Business Days after the date hereof. The initiation of such payment by wire transfer is referred to herein as the “Wire Initiation,” provided that in no event shall the Wire Initiation occur until after the Acceptance Time.

(h) Stockholder acknowledges and agrees that (i) no changes may be made to the Stockholder’s directives to exercise the Company Stock Options, issue the applicable shares of Company Common Stock to the Stockholder and transfer all of the share certificates with respect to the shares pursuant to Sections 4(d)-(f) without the express written consent of Parent, (ii) Parent is an intended third party beneficiary of Sections 4(d)-(f) and (iii) all Stockholder directives pursuant to Sections 4(e) and (f) shall be binding upon Stockholder’s estate, beneficiaries, heirs, successors, assigns and any other Person who may acquire beneficial ownership of, or any other interest in, the Company Stock Options, the Option Shares, and RS Shares.

SECTION 5. Voting of Shares; Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Without in any way limiting Stockholder’s and each Trust’s right to vote their respective Shares in their sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval, at every meeting of Company Stockholders called, and at every adjournment or postponement thereof, each of Stockholder and each Trust shall, or shall cause the holder of record on any applicable record date to, (i) appear at each such meeting or otherwise cause all of such Person’s Shares entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote all Shares beneficially owned or controlled by it and entitled to vote (the “Vote Shares”) (A) in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement and/or (B) against (x) any action or agreement which would reasonably be expected to in any material respect impede, interfere with or prevent the Offer or the Merger, including, but not limited to, any reorganization, recapitalization or liquidation involving the Company or the Company Subsidiaries, (y) any Acquisition Proposal and any action in furtherance of any Acquisition Proposal and (z) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Stockholder or any of the Trusts under this Agreement.

(b) Each of Stockholder and each Trust hereby irrevocably grants to, and appoints, Parent and any duly appointed designee thereof, such Person’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Person, to attend any meeting of the stockholders of the Company on behalf of such Person with respect to the matters set forth in Section 5(a), to include such Shares in any computation for purposes of establishing a quorum at any such meeting of stockholders of the Company, and to vote all Vote Shares, or to grant a consent or approval in respect of the Vote Shares, in connection with any meeting of the stockholders of the Company or any action by written consent in lieu of a meeting of stockholders of the Company in a manner consistent with the provisions of Section 5(a), provided, however, that such Person’s grant of the proxy contemplated by this Section 5(b) shall be effective if, and only if, such Person has not delivered to the Secretary of the Company at least ten Business Days prior to such meeting a duly executed proxy card previously approved by Parent voting such Person’s Shares in the manner consistent with the provisions of Section 5(a) or in the event such proxy card has been thereafter modified or revoked or otherwise fails to provide evidence of such Person’s compliance with its obligations under Section 5(a) in form and substance reasonably acceptable to Parent. Each of Stockholder and each Trust hereby affirms that the proxy set forth in this Section 5(b), if it becomes effective pursuant to the foregoing sentence, is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of such Person under this Agreement, and hereby further affirms that the proxy is coupled with an interest and if it becomes effective pursuant to the foregoing sentence, except as set forth in this Section or in Section 9 hereof, is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL during the term of this Agreement. The parties agree that the foregoing shall be a voting agreement created under Section 218 of the DGCL. Each of Stockholder and each Trust hereby agrees to cause any other record owner of any Shares beneficially owned by Stockholder to appoint Parent proxy and attorney-in-fact in respect of such Shares in accordance with this Section 5(b).

(c) Each of Stockholder and each Trust hereby represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and hereby revokes such proxies.

(d) Notwithstanding the foregoing, each of the Stockholder and each Trust shall retain at all times the right to vote the Shares held by it in its sole discretion and without any other limitation on those matters other than those set forth in this Section 5 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(e) The obligations set forth in this Section 5 shall apply to each of Stockholder and each Trust unless and until the earliest to occur of (x) the termination of this Agreement or the Merger Agreement or as otherwise provided pursuant to Section 9 hereof or (y) there has been and remains in effect a Company Adverse Recommendation Change.

SECTION 6. Acquisition Proposals; No Solicitation. Stockholder agrees that any discussions, negotiations or other actions by Stockholder with respect to any Acquisition Proposal will be undertaken by Stockholder solely in Stockholder’s capacity as a director or officer of the Company, and any such actions with respect to any Acquisition Proposal shall be governed by the terms and conditions of the Merger Agreement. For the avoidance of doubt, the Trusts shall not take undertake any actions described in the foregoing sentence that Stockholder is not permitted to undertake, and Stockholder agrees not to use the Trusts as a means to circumvent this Section 6.

SECTION 7. Directors and Officers. This Agreement shall apply to Stockholder solely in Stockholder’s capacity as a holder of Company Common Stock, Company Stock Options, Company Restricted Stock and/or other Equity Interests in the Company and not in Stockholder’s capacity as a director, officer or employee of the Company or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries and nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict any actions or omissions of a director and/or officer of the Company, including the exercise of his or her fiduciary duties as a director and/or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

SECTION 8. Further Assurances. Each party shall execute and deliver any additional documents and take such further actions as may be reasonably necessary or desirable to carry out all of the provisions hereof, including all of the parties’ obligations under this Agreement, including without limitation to vest in Parent the power to vote the Shares to the extent contemplated by Section 5 hereof.

SECTION 9. Termination.

(a) This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earliest to occur of the following:

(i)	termination of the Merger Agreement in accordance with its terms;

(ii)	the Effective Time;

(iii)	any change to the terms of the Offer or the Merger without the prior written consent of the Stockholder that (A) reduces the Offer Price or the Merger Consideration (subject to adjustments in compliance with Section 1.01(c) or Section 3.02 of the Merger Agreement), (B) changes the form of consideration payable in the Offer or the Merger or (C) any amendment, modification or waiver of the Minimum Tender Condition such that Parent or Sub would beneficially own less than 50.1% of the outstanding Company Common Stock after giving effect to the Offer Closing; or

(iv)	the mutual written consent of Parent and Stockholder.

(b) Upon termination of this Agreement, (i) all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof and (ii) Stockholder and the Trusts shall be permitted to withdraw their respective Shares tendered pursuant to the Offer, provided however, that the termination of this Agreement shall not relieve any party from liability from any breach prior to such termination.

(c) Sections 10 and 13 hereof shall survive the termination of this Agreement.

SECTION 10. Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated; provided that the Company shall be permitted to reimburse fees and expenses of legal counsel to Stockholder and the Trusts, or legal counsel to Stockholder and other stockholders or trusts with respect to this Agreement and similar agreements with all such other stockholders or trusts, and the transactions contemplated hereby and thereby, subject to an aggregate cap of $100,000.

SECTION 11. Public Announcements. Stockholder agrees that any public announcements by Stockholder relating to the transactions contemplated by this Agreement and the Merger Agreement will solely be in Stockholder’s capacity as a director or officer of the Company, and any such public announcement shall be governed by the terms and conditions of the Merger Agreement, subject to Stockholder’s ability to comply with required disclosures relating to this Agreement under the federal securities laws. Stockholder (i) consents to and authorizes the publication and disclosure by Parent and its Affiliates of its identity, the identity of the Trusts and holding of the Shares and the nature of its and their commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Authority, the Offer, or any other disclosure document in connection with the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees promptly to give to Parent any information it may reasonably require for the preparation of any such disclosure documents. Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

SECTION 12. Adjustments. In the event of (a) any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (b) that Stockholder or any Trust shall become the beneficial owner of any additional shares of Company Common Stock, then the terms of this Agreement shall apply to the shares of Company Common Stock held by the Stockholder and such Trust immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder. In the event that Stockholder or any Trust shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 5 hereof, then the terms of Section 5 hereof shall apply to such other securities as though they were Shares hereunder.

SECTION 13. Miscellaneous.

(a) Notices. All notices, requests, claims, demands or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent via electronic mail (receipt confirmed), facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder or any of the Trusts, to:

Elkins & Elkins
16830 Ventura Boulevard, Suite 300
Encino, California 91436
Attention:	Fred Elkins

with copies (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
2029 Century Park East, 22nd Floor
Los Angeles California 90067
Attention:	Frank Reddick
Facsimile:	(310) 728-2204
E-mail:	freddick@akingump.com

If to the Company, to:

California Pizza Kitchen, Inc.

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045

Attention: Chief Executive Officer

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Attention:	Paul D. Tosetti, Esq.
J. Scott Hodgkins, Esq.
Facsimile:	(213) 891- 8763
E-mail:	paul.tosetti@lw.com
scott.hodgkins@lw.com

If to Parent or Sub, to:

CPK Holdings Inc.
c/o Golden Gate Capital
One Embarcadero Center, 39th Floor
San Francisco, CA 94111
Attention:	Joshua Olshansky
Facsimile:	(415) 983-2828
E-mail:	jolshansky@goldengatecap.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:	David Breach, Esq.
Daniel Wolf, Esq.
Facsimile:	(212) 446-4900
E-mail:	david.breach@kirkland.com
daniel.wolf@kirkland.com

(b) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts. This Agreement may be executed by facsimile and in counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(d) Entire Agreement, No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever.

(e) Governing Law, Jurisdiction. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof shall be construed, performed and enforced in accordance with the Laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. Any Action against, arising out of or relating to this Agreement or the transactions contemplated hereby, including any Action against any member of the Parent Group, shall be brought solely and exclusively in the Court of Chancery of the State of Delaware; provided that if (and only after) such courts determine that they lack subject matter jurisdiction over any such legal Action, such legal Action shall be brought solely and exclusively in the federal courts of the United States located in the State of Delaware; provided, further, that if (and only after) both the Court of Chancery of the State of Delaware and the federal courts of the United States located in the State of Delaware determine that they lack subject matter jurisdiction over any such legal Action, such legal Action shall be brought in the United States District Court for the Southern District of New York. Each of the parties agrees that a final judgment (subject to any appeals therefrom) in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts, in accordance with the foregoing order of priority, in respect of any Action arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any such court in accordance with the provisions of this Section 13(e). Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 13(a). Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by applicable Law.

(f) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY CONTROVERSY INVOLVING ANY MEMBER OR REPRESENTATIVE OF THE PARENT GROUP UNDER THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(F).

(g) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Parent and Sub may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent, and any such assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional direct or indirect wholly-owned Subsidiaries of Parent, in each case to which it assigns in obligations under the Merger Agreement after providing written notice to Stockholder at least two (2) Business Days prior to such assignment; provided, that no such assignment shall relieve the assigning party of any of their respective obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h) Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner so that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

(i) Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity, and each party waives any requirement for the securing or posting of any bond in connection with the remedies referred to in this Section 13(i).

(j) Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

(k) Binding Nature. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns.

(l) No Recourse. Parent and Sub agree that none of Stockholder or any Trust (in his or its capacity as a stockholder of the Company) will not be liable for claims, losses, damages, expenses or other liabilities or obligations resulting from or related to the Merger Agreement or the Offer, including the Company’s breach of the Merger Agreement.

(m) No Presumption. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(n) No Ownership Interest. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Sub any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholder or applicable Trust, as the case may be, and neither Parent nor Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Person in the voting of any of the Shares, except as otherwise specifically provided herein or in the performance of Stockholder’s or such Trust’s duties or responsibilities as a stockholder of the Company.

SIGNATURE PAGE TO

STOCKHOLDER TENDER AND SUPPORT AGREEMENT

IN WITNESS WHEREOF, Parent, Sub and Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

CPK HOLDINGS INC.

By:	/s/ Joshua Olshansky
Name: Joshua Olshansky
Title: Secretary

CPK MERGER SUB INC.

By:	/s/ Joshua Olshansky
Name: Joshua Olshansky
Title: Secretary

{Support Agreement}

SIGNATURE PAGE TO

STOCKHOLDER TENDER AND SUPPORT AGREEMENT

/s/ Richard L. Rosenfield
Richard L. Rosenfield

Rosenfield Revocable Trust DTD 1/31/06

By:	/s/ Richard L. Rosenfield
Name: Richard L. Rosenfield
Title: Trustee

{Support Agreement}

SIGNATURE PAGE TO

STOCKHOLDER TENDER AND SUPPORT AGREEMENT

The undersigned (x) understands that pursuant to the provisions of the attached Agreement, Richard Rosenfield and the Trusts agree to tender Shares, exercise Company Stock Options and sell the underlying Shares, vote Shares and grant proxies with respect thereto, all as provided in the Agreement (capitalized terms being defined in the Agreement), (y) understands that she may have a community property or other interest in such Shares and Company Stock Options, and (x) consents to such tender, sale and agreement to vote and agrees to be bound by each and every provision of the Agreement.

/s/ Esther Rosenfield
Esther Rosenfield

{Support Agreement}

SIGNATURE PAGE TO

STOCKHOLDER TENDER AND SUPPORT AGREEMENT

CALIFORNIA PIZZA KITCHEN, INC.

By:	/s/ Richard L. Rosenfield
Name: Richard L. Rosenfield
Title: Co-Chief Executive Officer

{Support Agreement}

SCHEDULE I

NAME AND ADDRESS	COMPANY COMMON STOCK	RESTRICTED STOCK	VESTED OPTIONS	UNVESTED OPTIONS
Richard L. Rosenfield c/o Elkins & Elkins Attn: Fred Elkins 16830 Ventura Boulevard Suite 300 Encino, CA 91436	8,328		1,050,000

Rosenfield Revocable Trust DTD 1/31/06 c/o Elkins & Elkins Attn: Fred Elkins 16830 Ventura Boulevard Suite 300 Encino, CA 91436	1,006,355.67	53,333.33

TOTAL	1,014,683.67	53,333.33	1,050,000